Exhibit 23.2

                                                      [LOGO]

                                                      Arthur Andersen LLP
                                                      225 Franklin Street
                                                      Boston, MA 02110-2812

                                                      Tel 617 330 4000
                                                      Fax 617 439 9781
                                                      www.andersen.com

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pennichuck Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 33-98188) (the "Registration Statement") of our report dated February 2, 2001 included in Pennichuck Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP


Arthur Andersen LLP
Boston, Massachusetts
February 5, 2002